UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 04/09/2009

Atlas Energy Resources, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33193

Delaware	75-3218520
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1550 Coraopolis Heights Road

Moon Township, Pennsylvania 15108

(Address of principal executive offices, including zip code)

412-262-2830

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Effective April 9, 2009, Atlas Energy Resources, LLC (“ATN”) entered into a second amendment to its Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto (the “Second Amendment”). The Second Amendment (i) sets the borrowing base at $650 million, (ii) amends the definition of Alternate Base Rate to include the Adjusted LIBO Rate as a rate alternative, (iii) adds a provision requiring ATN to cash collateralize current letter of credit exposure upon a lender’s default and (iv) amends the definition of Applicable Margin to, among other things, adjust the Eurodollar Loans rate to a range of 200 to 300 basis points, subject to amounts drawn against the facility. A copy of the Second Amendment is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

10.1 Second Amendment to Credit Agreement dated April 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Energy Resources, LLC

Date: April 16, 2009	By:	/s/ Matthew A. Jones
Matthew A. Jones
Chief Financial Officer